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                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 29, 1998, with respect to the consolidated financial statements of CRC Press, Inc. for the years ended December 31, 1995 and 1996, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-56665) and related Prospectus of Information Holdings Inc. for the registration of its Common Stock.


                                                           /s/ Ernst & Young LLP


West Palm Beach, Florida
July 15, 1998